Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

dated as of

[_______], 2015

among

VTV THERAPEUTICS INC.

and

VTV THERAPEUTICS HOLDINGS LLC

TABLE OF CONTENTS

Exhibit A         Joinder Agreement

Schedule 1      Plan of Distribution

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT dated as of [_____], 2015 (this “Agreement”) among (i) vTv Therapeutics Inc., a Delaware corporation (the “Company”), (ii) vTv Therapeutics Holdings LLC, a Delaware limited liability company (“Holdings”), and (iii) other stockholders party hereto from time to time.

W I T N E S S E T H:

WHEREAS, in connection with the initial public offering of the Company and the related reorganization transactions, Holdings has received [____] shares of Class B common stock, par value $0.01, of the Company; and

WHEREAS, the parties hereto are entering into this Agreement to provide (i) certain registration rights under the Securities Act and applicable state securities laws to each Stockholder (as defined below) with respect to Registrable Securities (as defined below) each may hold and (ii) certain governance rights to Holdings.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.      Definitions. (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Governance Rules” means applicable federal and state securities laws and the rules of NASDAQ relating to the Board and the corporate governance of the Company, including, without limitation, Rule 10A-3 of the Exchange Act and Rule 5600 of the NASDAQ Stock Market Rules, in each case, subject to applicable phase-in periods.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“By-laws” means the Amended and Restated By-laws of the Company, as the same may be amended, supplemented and or restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended, modified or restated from time to time.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended, supplemented and/or restated from time to time.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Company Securities” means (i) the Class A Common Stock, (ii) any securities of the Company or any successor or assign of the Company into which such Class A Common Stock is reclassified or reconstituted or into which such Class A Common Stock is converted or otherwise exchanged in connection with a split or combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or a distribution in respect of the securities described in clauses (i) or (ii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and among the Company, vTv Therapeutics LLC, Holdings and any other Person that becomes a “Holder” thereunder.

“Exchange Securities” means, together, the Nonvoting Common Units of vTv Therapeutics LLC and shares of Class B Common Stock.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Class Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

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(i)    transactions by a Stockholder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a prospectus and may use Registrable Securities to close out its short position;

(ii)    transactions pursuant to which a Stockholder sells short Registrable Class Securities pursuant to a prospectus and delivers Registrable Securities to close out its short position;

(iii)    transactions by a Stockholder in which the Stockholder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a prospectus or an exemption from registration under the Securities Act; and

(iv)    a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a prospectus.

“Independent Director” means a director who qualifies as an “independent director” of the Company under the NASDAQ Stock Market Rules.

“Initial Public Offering” means the initial underwritten public offering of the Class A Common Stock of the Company on [________], 2015.

“MacAndrews Party” means each of Holdings, MacAndrews & Forbes Incorporated and M&F TTP Holdings LLC and each of their respective Affiliates (other than the Company and its Subsidiaries).

“MacAndrews Stockholder” means each MacAndrews Party that is a Stockholder.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, and shall include any successor (by merger or otherwise) thereto.

“Public Offering” means an underwritten public offering of Registrable Securities (or in the case of the Company, Company Securities) pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act.

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“Registering Stockholder” means, with respect to any Registration Statement, each Stockholder whose Registrable Securities are or are to be registered pursuant to such Registration Statement.

“Registrable Class Securities” means the Registrable Securities and any other securities of the Company that are of the same class as the relevant Registrable Securities.

“Registrable Securities” means, at any time, any Company Securities beneficially owned (whether beneficially owned as of the date hereof or hereinafter beneficially owned) by a Stockholder until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (iii) such securities are otherwise transferred, assigned, sold, conveyed or otherwise disposed of and thereafter such securities may be resold without subsequent registration under the Securities Act or (iv) with respect to any such securities held by any single Stockholder (or group of Stockholders that are aggregated for purposes of Rule 144), all of such securities held by any Stockholder or group of Stockholders are able to be sold in a single transaction pursuant to Rule 144 (or any similar provisions then in force) and such securities of such Stockholder (or group of Stockholder) represent no more than 2.5% of the relevant class of Company Securities. Upon written request to the Company, Holdings may, from time to time, designate as additional Registrable Securities an aggregate of up to [_________] shares (which number shall be subject to adjustment to take account of any splits, combinations, share dividends or other similar transactions affecting the Company Securities) of Company Securities that have been issued or are issuable upon exchange of Exchange Securities that are beneficially owned by parties other than Stockholders. For the avoidance of doubt, in connection with any designation pursuant to the preceding sentence, parties other than Stockholders will not have any rights, benefits, remedies, obligations, or liabilities under this Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of Registrable Securities, regardless of whether such Registration Statement is declared effective, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses incurred in complying with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “comfort” letters requested pursuant to Section 2.04(h) or any special audits incidental to or required by any registration or qualification), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of one firm of counsel selected by the holder(s) of a majority of the Registrable Securities covered by each Registration Statement (the “Holders’ Counsel”), (ix) fees and expenses in connection with any review by the FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any qualified independent underwriter, including the reasonable fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(m) and (xvi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration, Piggyback Registration or Shelf Registration pursuant to the terms of this Agreement.

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“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement.

“Requesting Stockholder” means, with respect to any Demand Registration or Shelf Registration, any Stockholder holding any Registrable Securities initially making the request for such Demand Registration or Shelf Registration.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means shares of Common Stock.

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Registration Statement filed in connection with a Shelf Registration (including an Automatic Shelf Registration Statement).

“Specified Period” means 90 days; provided that such period may be extended as may be reasonably requested by the managing or co-managing underwriter of a registered offering required hereunder to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto.

“Stockholder” means at any time, (i) each MacAndrews Party beneficially owning Company Securities or Exchange Securities and (ii) any Person (other than the Company) who shall be a party to or bound by this Agreement (including any permitted transferee or assignee of a MacAndrews Party) pursuant to Section 2.12, so long as such Person shall beneficially own any Company Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions at the time are directly or indirectly owned by such Person.

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(b)               Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Alternative Transaction	2.02(d)
Audit Committee Independent Director	3.01(a)(ii)
Committees	3.01(c)
Company	Preamble
Damages	2.05
Demand Registration	2.01(a)
Determination Date	2.02(f)
Holdings	Preamble
Holdings Nominee	3.01(a)(i)
Holders’ Counsel	1.01(a), Definition of “Registration Expenses”
Indemnified Party	2.07
Indemnifying Party	2.07
Independent Director	3.01(c)(ii)
Inspectors	2.04(g)
Issuer Free Writing Prospectus	2.14
Maximum Offering Size	2.01(e)
Piggyback Registration	2.02(h)(i)
Records	2.04(g)
Registration Actions	2.01(f)
Requested Shelf Registered Securities	2.02(b)
Shelf Public Offering	2.02(b)
Shelf Public Offering Notice	2.02(b)
Shelf Public Offering Request	2.02(b)
Shelf Public Offering Requesting Stockholder	2.02(b)
Shelf Registration	2.02(a)
Stockholder Parties	2.05
Suspension Notice	2.01(f)
Suspension Period	2.01(f)
Well-Known Seasoned Issuer	2.02(f)

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Section 1.02.      Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to laws, rules, regulations and forms shall be deemed to be references to such laws, rules, regulations and forms as amended, succeeded or replaced.

ARTICLE 2
Registration Rights

Section 2.01.      Demand Registration. (a) At any time following the Initial Public Offering, any Stockholder may give a written request to the Company to effect the registration under the Securities Act (other than pursuant to a registration statement on Form S-4 or S-8 or any similar or successor form under the Securities Act) of all or any portion of such Requesting Stockholder’s Registrable Securities, which written request shall specify the number of Registrable Securities to be registered and the intended method of disposition thereof. Such registration may be for the offering of the Stockholder’s Registrable Securities on a delayed or continuous basis under Rule 415 under the Securities Act. At any time the Company is eligible for use of Form S-3ASR, such registration shall occur on such form. Upon the receipt of such written request, the Company shall promptly give notice (via facsimile or electronic transmission) of such requested registration (each such registration shall be referred to herein as a “Demand Registration”) at least 10 Business Days prior to the anticipated filing date of the Registration Statement relating to such Demand Registration to any other Stockholders. Thereafter, the Company shall use its commercially reasonable efforts to effect, as soon as possible, the registration under the Securities Act of:

(i)                 all Registrable Securities for which the Requesting Stockholder has requested registration under this Section 2.01;

(ii)                all other Registrable Securities of the same class or series as those requested to be registered by the Requesting Stockholder that any other Stockholder have requested the Company to register by request received by the Company within 10 Business Days after such Stockholders receive the Company’s notice of the Demand Registration; and

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(iii)             any Company Securities to be offered or sold by the Company;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as described in the Requesting Stockholder’s written request) of the Registrable Securities so to be registered; provided that, subject to Section 2.01(d), the Company shall not be obligated to effect (1) any such Demand Registration (i) within the Specified Period after the effective date of any other registration statement of the Company in connection with which Stockholders were given Piggyback Registration rights (other than a registration statement filed in connection with an employee benefit plan or business combination transaction or a registration statement on Form S-4 or S-8) or (ii) in accordance with Section 2.01(f), (2) any Demand Registration if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration is less than $25,000,000 (other than with respect to the registration of the exchange of the Exchange Securities for shares of Class A Common Stock pursuant to the Exchange Agreement) or (3) any Demand Registration requested by a Stockholder other than the MacAndrews Stockholders if the Company has completed three Demand Registrations after the date hereof as a result of requests by Stockholders other than MacAndrews Stockholders pursuant to this Section 2.01(a). A Requesting Stockholder may require any Demand Registration that involves a Public Offering of at least $25,000,000 to be conducted as an underwritten offering. Notwithstanding the foregoing, a Requesting Stockholder may request that a Demand Registration take the form of a primary offering by the Company of Class A Common Stock, whose net proceeds shall be used by the Company, pursuant to the Exchange Agreement, to pay cash in exchange for the Exchange Securities that underlie the Registrable Securities proposed to be registered pursuant to such Demand Registration, in which case, (i) the Demand Registration shall cover the primary sale of the number of shares of Class A Common Stock requested by the Requesting Stockholder, (ii) the Requesting Holder shall exercise its right, pursuant to Section 2.02 of the Exchange Agreement, to exchange the number of Exchange Securities that is equal to the number of shares of Class A Common Stock sold in such Public Offering, contingent on (among other things) the closing of such Public Offering and receipt by the Company of net proceeds therefrom, (iii) upon receipt of the net proceeds from such Public Offering, the Company shall elect, pursuant to Section 2.01 of the Exchange Agreement, to exchange such net proceeds for the number of Exchange Securities equal to the number of shares of Class A Common Stock sold pursuant to such Public Offering and (iv) except where the context otherwise requires, references to “Registrable Securities” with respect to such Demand Registration shall be to such shares of Class A Common Stock requested to be offered in such Pubic Offering. In addition, to the extent requested by a Stockholder and agreed by the MacAndrews Stockholders, such Stockholder may request that the Demand Registration cover the exchange of the Exchange Securities for shares of Class A Common Stock pursuant to the Exchange Agreement instead of the resale of the Registrable Securities.

(b)               Promptly after the expiration of the 10 Business Day period referred to in Section 2.01(a)(ii), the Company will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included in the Demand Registration. At any time prior to the effective date of the Registration Statement relating to such Demand Registration, the Requesting Stockholder may upon notice to the Company, revoke such request in whole or in part with respect to the number of shares of Registrable Securities requested to be included in such Registration Statement, without liability to any of the other Registering Stockholders.

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(c)                The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Demand Registration becomes effective.

(d)               A Demand Registration shall not be deemed to have occurred or have been completed for purposes of Section 2.01(a):

(i)                 unless the Registration Statement relating thereto (A) has become effective under the Securities Act and (B) has remained continuously effective for a period of at least (x) 180 days (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder) or (y) with respect to a Shelf Registration, until the date set forth in Section 2.04(a); provided that such Registration Statement shall not be considered a Demand Registration if, after such Registration Statement becomes effective, (1) such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such Registration Statement have been sold thereunder; or

(ii)               if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 66 2/3% of the Registrable Securities of the Requesting Stockholder sought to be included in such registration are included.

(e)                If a Demand Registration involves a Public Offering and the lead managing underwriter advises the Company and the Requesting Stockholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having a material and adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)                 first, all Registrable Securities requested to be registered by the Requesting Stockholder and all other Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, to give first priority to the inclusion of the Registrable Securities of the Requesting Stockholder and, thereafter, pro rata among the remaining Registering Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Registering Stockholder);

(ii)               second, any securities proposed to be registered by the Company; and

(iii)              third, any securities proposed to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.

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(f)                Notwithstanding anything to the contrary contained in this Agreement, but subject to the limitation set forth in the next succeeding paragraph, the Company shall be entitled to suspend its obligation to file (but not the preparation of) any Registration Statement in connection with a Demand Registration and any Shelf Registration, file any amendment to such a Registration Statement, furnish any supplement or amendment to a prospectus included in such a Registration Statement, make any other filing with the SEC, cause such a Registration Statement or other filing with the SEC to become or remain effective or take any similar action (collectively, “Registration Actions”) upon (i) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the Board’s determination, in its good faith judgment, that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its Subsidiaries or (iii) the Company possessing material non-public information the disclosure of which the Board determines, in its good faith judgment, would reasonably be expected to not be in the best interests of the Company. Upon the occurrence of any of the conditions described in (i), (ii) or (iii) above, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to (i), (ii) or (iii) above) (a “Suspension Notice”) to the Stockholders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Stockholders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.

The Company may only suspend Registration Actions pursuant to the preceding paragraph on two occasions during any one-year period for a reasonable time specified in the Suspension Notice but not exceeding an aggregate of 90 days (which period may not be extended or renewed) (each such occasion, a “Suspension Period”). Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Stockholders and shall be deemed to end on the earlier to occur of (i) the date on which the Company gives the Stockholders a notice that the Suspension Period has terminated and (ii) the date on which the number of days during which a Suspension Period has been in effect exceeds the 90-day period. If the filing of any Demand Registration is suspended pursuant to this Section 2.01(f), once the Suspension Period ends the Requesting Stockholder may request a new Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall not be in breach of, or failed to comply with, any obligation under this Agreement where the Company acts or omits to take any action in order to comply with applicable law, any interpretation of the staff of the SEC or any order or decree of any court or governmental agency.

(g)               The Company shall have no obligation to file a Registration Statement under this Section 2.01 or Section 2.02 or proceed with Registration Actions related thereto during any time such filing or Registration Actions are prohibited by any applicable underwriting or lock-up agreement to which the Company is a party relating to the Initial Public Offering or an offering pursuant to a Registration Statement.

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Section 2.02.      Shelf and Piggyback Registration. (a) At any time when (i) the Company is eligible for use of Form S-3 in connection with a secondary public offering of its equity securities and (ii) a Shelf Registration on a Form S-3 registering Registrable Securities for resale is not then effective (subject to any applicable Suspension Period), upon the written request of any Stockholder, the Company shall use its commercially reasonable efforts to register, under the Securities Act on Form S-3 for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), the offer and sale of all or a portion of the Registrable Securities owned by such Requesting Stockholder. Upon the receipt of such written request, the Company shall promptly give notice (via facsimile or electronic transmission) of such requested Shelf Registration at least 10 Business Days prior to the anticipated filing date of such Shelf Registration to the other Stockholders, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Stockholders the opportunity to register the number of Registrable Securities as each such Stockholder may request in writing to the Company, given within 10 Business Days after such Stockholders receive the Company’s notice of the Shelf Registration. The “Plan of Distribution” section of such Shelf Registration shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering. With respect to each Shelf Registration, the Company shall, subject to any Suspension Period, (i) as promptly as practicable after the written request of the Requesting Stockholder, file a Registration Statement and (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable, and remain effective until the date set forth in Section 2.04(a)(ii). No Stockholder shall be entitled to include any of its Registrable Securities in a Shelf Registration unless such Stockholder has complied with Section 2.15. The Company shall not be required to amend a Shelf Registration (or the related prospectus) to add or change the disclosure regarding selling securityholders during any Suspension Period. The obligations set forth in this Section 2.02(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 2.02(f) and has otherwise complied with its obligations pursuant to this Agreement.

(b)               Upon written request by a Requesting Stockholder holding Shelf Registered Securities (such Stockholder, the “Shelf Public Offering Requesting Stockholder”), which request (the “Shelf Public Offering Request”) shall specify the class or series and amount of such Shelf Public Offering Requesting Stockholder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall (subject to any Suspension Period) perform its obligations hereunder with respect to the sale of such Requested Shelf Registered Securities in the form of a firm commitment underwritten public offering (unless otherwise consented to by the Shelf Public Offering Requesting Stockholder) (a “Shelf Public Offering”) if the aggregate proceeds expected to be received from the sale of the Requested Shelf Registered Securities equals or exceeds $25,000,000. Promptly upon receipt of a Shelf Public Offering Request, the Company shall provide notice (the “Shelf Public Offering Notice”) of such proposed Shelf Public Offering (which notice shall state the material terms of such proposed Shelf Public Offering, to the extent known, as well as the identity of the Shelf Public Offering Requesting Stockholder) to the other Stockholders holding Shelf Registered Securities. Such other Stockholders may, by written request to the Company and the Shelf Public Offering Requesting Stockholder, within two Business Days after receipt of such Shelf Public Offering Notice, include up to all of their Shelf Registered Securities of the same class or series as the Requested Shelf Registered Securities in such proposed Shelf Public Offering; provided, that any such Shelf Registered Securities shall be sold subject to the same terms as are applicable to the Shelf Registered Securities of the Shelf Public Offering Requesting Stockholder. No Stockholder shall be entitled to include any of its Registrable Securities in a Shelf Public Offering unless such Stockholder has complied with Section 2.15. The lead managing underwriter or underwriters selected for such Shelf Public Offering shall be selected in accordance with Section 2.04(f)(i).

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(c)                In a Shelf Public Offering, if the lead managing underwriter advises the Company and the Shelf Public Offering Requesting Stockholder that, in its view, the number of shares of Registrable Securities requested to be included in such Shelf Public Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, the Company shall include in such Shelf Public Offering, in the priority listed below, up to the Maximum Offering Size:

(i)                 first, all Shelf Registered Securities requested to be included in the Shelf Public Offering by the Shelf Public Offering Requesting Stockholder and all other Stockholders, pro rata on the basis of the relative number of shares of Shelf Registered Securities so requested to be included in the Shelf Public Offering by each such Stockholder;

(ii)               second, any securities proposed to be included in the Shelf Public Offering by the Company; and

(iii)              third, any securities proposed to be included in the Shelf Public Offering for the account of any other Persons, with such priorities among them as the Company shall determine.

(d)               The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Stockholders in respect of any block trade, hedging transaction or other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering (each, an “Alternative Transaction”), including, without limitation, entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to Section 2.04, to the extent customary for such transactions. The Company shall bear all Registration Expenses in connection with any Shelf Registration, any Shelf Public Offering or any other transaction (including any Alternative Transaction) registered under a Shelf Registration pursuant to this Section 2.02, whether or not such Shelf Registration becomes effective or such Shelf Public Offering or other transactions is completed; provided, however, that if the Shelf Public Offering Requesting Stockholder revokes its request in whole with respect to a Shelf Public Offering, then the Shelf Public Offering Requesting Stockholder shall reimburse the Company for and/or pay directly all Registration Expenses incurred relating to such Shelf Public Offering.

(e)                After the Registration Statement with respect to a Shelf Registration is declared effective but subject to the Suspension Period, upon written request by one or more Stockholders (which written request shall specify the amount of such Stockholders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is eligible for use of Form S-3 in connection with a secondary public offering of its equity securities, or if such Registration Statement is an Automatic Shelf Registration Statement, file a prospectus supplement to include such Stockholders as selling stockholders in such Registration Statement or (ii) if it is not eligible for use of Form S-3 in connection with a secondary public offering of its equity securities, and the Registrable Securities requested to be registered represent more than 5% of the outstanding Registrable Securities and the aggregate proceeds expected to be received from the sale thereof is at least $10,000,000, file a post-effective amendment to the Registration Statement to include such Stockholders in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective.

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(f)                Upon the Company becoming aware that it is a “Well-Known Seasoned Issuer” (as defined in Rule 405 under the Securities Act), (i) the Company shall give written notice to all of the Stockholders as promptly as practicable but in no event later than 20 Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable and subject to any Suspension Period, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 15 Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 2.04(a)(ii). The Company shall give written notice of filing such Registration Statement to all of the Stockholders as promptly as practicable thereafter. The Company shall not be required to include any Stockholder as a selling stockholder in any Registration Statement or prospectus unless such Stockholder has complied with Section 2.15. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), at least 30 days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Stockholders as promptly as practicable but in no event later than 10 Business Days prior to such Determination Date and (B) if the Company is eligible to file a Registration Statement on Form S-3 with respect to a secondary public offering of its equity securities, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 2.02(a), treating all selling stockholders identified as such in the Automatic Shelf Registration Statement (and amendments or supplements thereto) as Requesting Stockholders and use all commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date. Any registration pursuant to this Section 2.02(f) shall be deemed a Shelf Registration for purposes of this Agreement.

(g)               Notwithstanding anything to the contrary, no Shelf Registration pursuant to this Section 2.02 shall be deemed a Demand Registration for purposes of Section 2.01.

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(h)               Piggyback Registration.

(i)                 If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4 relating to Shares or any other class of Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person) other than in connection with a rights offering, whether or not for sale for its own account, the Company shall each such time give prompt notice (via facsimile or electronic transmission) at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder, which notice shall set forth such Stockholder’s rights under this Section 2.02 and shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(h)(ii). Upon the request of any such Stockholder made within 10 Business Days after the receipt of notice from the Company regarding a Piggyback Registration (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Requesting Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered in accordance with the plan of distribution intended by the Company for such registration statement; provided that (i) if such registration involves a Public Offering, all such Registering Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f)(i) on the same terms and conditions as apply to the Company and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(h) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all Registering Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration or Shelf Registration to the extent required by Section 2.01. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(ii)               If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the lead managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Registering Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

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(A)             first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(B)              second, all Registrable Securities requested to be included in such registration by any Registering Stockholders pursuant to this Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each such Stockholder); and

(C)              third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

(i)                 Hedging Transactions.

(i)                 The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Holders’ Counsel, it is necessary or desirable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Company shall use its commercially reasonable efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities. Any information provided by the Stockholders regarding the Hedging Transaction that is included in a Registration Statement, prospectus or Free Writing Prospectus pursuant to this Section 2.02(h) shall be deemed to be information provided by the Registering Stockholders pursuant to such Registration Statement for purposes of Section 2.15.

(ii)               All Registration Statements in which Stockholders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 2.02(h), and the registration of Registrable Class Securities thereunder pursuant to this Section 2.02(h) shall be subject to the provisions of this Agreement applicable to any such Registration Statements; provided, however, that the selection of any Hedging Counterparty shall not be subject to Section 2.04(f), but the Hedging Counterparty shall be selected by the holders of a majority of the Registrable Class Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

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(iii)             If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

(iv)             The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related prospectus (to the extent such inclusion is permitted under applicable SEC regulations and is consistent with comments received from the SEC during any SEC review of the Registration Statement), language substantially in the form of Schedule 1 hereto and to include in each prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Stockholders and the Hedging Counterparty describing such Hedging Transaction.

Section 2.03.      Lock-Up Agreements. (a) Each Stockholder hereby agrees that it will not effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities, (i) during (A) the 10 days prior to and the 90-day period beginning on the effective date of the registration of such Registrable Securities in connection with a Public Offering (which period following the effective date may, in each case, be extended as reasonably requested by the underwriters participating in such Public Offering to accommodate regulatory restrictions on (I) the publication or other distribution of research reports and (II) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) or (B) such shorter period as the underwriters participating in such Public Offering may require, and (ii) upon notice from the Company of the commencement of a Public Offering in connection with any Shelf Registration, during (A) 10 days prior to and the 90-day period beginning on the date of commencement of such Public Offering or (B) such shorter period as the underwriters participating in such Public Offering may require, in each case except as part of such Public Offering. Each Stockholder agrees to execute a lock-up agreement in favor of the underwriters in form and substance reasonably acceptable to the Company and the underwriters to such effect and, in any event, that the underwriters in any relevant offering shall be third party beneficiaries of this Section 2.03(a). The lock-up agreement to be executed by each Stockholder pursuant to this Section 2.03(a) shall be no less favorable to such Stockholder than the lock-up agreements (or provisions in any underwriting agreement) executed by the Company or any of the executive officers or directors of the Company pursuant to Section 2.03(b).

(b)               The Company shall not effect any public sale or distribution of Registrable Securities (except pursuant to registrations on Form S-8 or Form S-4), (i) with respect to any Public Offering pursuant to a Demand Registration or any Piggyback Registration in which the holders of Registrable Securities are participating, during (A) the 10 days prior to and the 90-day period beginning on the effective date of such registration (which period following the effective date may, in each case, be extended as reasonably requested by the underwriters participating in such Public Offering to accommodate regulatory restrictions on (I) the publication or other distribution of research reports and (II) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) or (B) such shorter period as the underwriters participating in such Public Offering may require, and (ii) upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration that such holder(s) intend to effect a Public Offering of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other Stockholders of the date of commencement of such Public Offering), during (A) the 10 days prior to and the 90-day period beginning on the date of commencement of such Public Offering and (B) such shorter period as the underwriters participating in such Public Offering may require), in each case except as part of such Public Offering. To the extent required by any underwriter participating in such Public Offering, the Company shall use commercially reasonable efforts to cause its executive officers and directors to execute customary lock-up agreements in connection with such Public Offering, which lock-up agreements shall not have a duration shorter than that of the lock-up agreement or provisions applicable to the Company.

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Section 2.04.      Registration Procedures. Whenever a Stockholder requests that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and, in connection with any such request:

(a)                The Company shall as soon as reasonably practicable prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed Registration Statement to become and remain effective for a period of (i) not less than 180 days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement), or (ii) in the case of a Shelf Registration, until the earlier of the date (x) on which all of the securities covered by such Shelf Registration are no longer Registrable Securities and (y) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer eligible for use of Form S-3; subject in each case to any Suspension Period.

(b)               Prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide to each Registering Stockholder, the Holders’ Counsel and each underwriter, if any, with an adequate and appropriate opportunity to review and comment on such Registration Statement, each prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus proposed to be filed with the SEC, and thereafter the Company shall furnish to such Registering Stockholder, the Holders’ Counsel and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Registering Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Stockholder; provided, however, that in no event shall the Company be required to provide to any Person any materials, information or document required to be filed by the Company pursuant to the Exchange Act prior to its filing other than in connection with a Public Offering. In addition, the Company shall, as expeditiously as practicable, keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Sections 2.01 and 2.02 and provide Holders’ Counsel with copies of all correspondence (including any comment letter) with the SEC, any self regulatory organization or other governmental agency in connection with any such Registration Statement. Each Registering Stockholder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Registering Stockholder and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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(c)                After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholder thereof set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Registering Stockholder holding Registrable Securities covered by such Registration Statement and the Holders’ Counsel of any stop order issued or threatened by the SEC or any state securities commission and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)               The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Registering Stockholder’s intended plan of distribution) requests, and continue such registration or qualification in effect in such jurisdiction for the shortest of (A) as long as permissible pursuant to the laws of such jurisdiction, (B) as long as any such Registering Stockholder requests or (C) until all such Registrable Securities are sold and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Stockholder to consummate the disposition of the Registrable Securities owned by such Registering Stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)                The Company shall promptly notify each Registering Stockholder holding such Registrable Securities covered by such Registration Statement (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the occurrence of an event as a result of which, the preparation of a supplement or amendment to such prospectus is required so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly (subject to any applicable Suspension Period) prepare and make available to each Registering Stockholder and file with the SEC any such supplement or amendment, (ii) as soon as the Company becomes aware of any request by the SEC or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (iii) as soon as the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

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(f)                (i) The Registering Stockholders holding a majority of the Registrable Securities to be included in a Demand Registration or intended to be sold pursuant to a Public Offering pursuant to a “take down” under a Shelf Registration shall have the right to select an underwriter or underwriters in connection with such Public Offering or “take down” (as the case may be) (which underwriter or underwriters may include any Affiliate of any Registering Stockholder so long as including such Affiliate would not require the separate engagement of a qualified independent underwriter with respect to such offering), subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including, if required, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA.

(g)               Subject to confidentiality arrangements customarily applicable to underwriters and the Registering Stockholders, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

(h)               The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, any Registering Stockholder or the lead managing underwriter therefor reasonably requests.

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(i)                 The Company shall otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably available, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

(j)                 The Company may require each Registering Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be reasonably required in connection with such registration.

(k)                Each Registering Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement (including any Shelf Registration) covering such Registrable Securities until such Stockholder’s receipt of (i) copies of the supplemented or amended prospectus from the Company or (ii) further notice from the Company that distribution can proceed without an amended or supplemented prospectus, and, in the circumstances described in clause (i), if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall (x) make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e) or (y) deliver to such Stockholder the notice described in clause (ii).

(l)                 The Company shall use its commercially reasonable efforts to list all Registrable Securities of any class or series covered by such Registration Statement on any national securities exchange on which any of the Registrable Securities of such class or series are then listed or traded.

(m)               Upon written request (which notice shall be given with reasonable advance notice) to the Company by Registering Stockholders holding a majority of the Registrable Securities being sold in such offering, the Company shall have appropriate officers of the Company (i) upon reasonable request and at reasonable times prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, provided that officers of the Company shall not be required to participate in “road shows” within 60 days of the completion of a prior Public Offering with a “road show,” (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use its commercially reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n)               The Company shall as soon as possible following its actual knowledge thereof, notify each Registering Stockholder: (A) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement, a related prospectus (including a Free Writing Prospectus) or for any other additional information; or (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose.

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(o)               The Company shall reasonably cooperate with each Registering Stockholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA.

(p)               The Company shall take all other steps reasonably necessary to effect the registration of such Registrable Securities and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities.

(q)                The Company shall, within the deadlines specified by the Securities Act, make all required filings of all prospectuses (including any Free Writing Prospectus) with the SEC and make all required filing fee payments in respect of any Registration Statement or related prospectus used under this Agreement (and any offering covered hereby).

(r)                 The Company shall, if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter with respect to an underwritten public offering reasonably requests.

(s)                 To the extent a Registering Stockholder wishes to register on a Registration Statement the resale of Registrable Securities to be received upon the exchange of Exchange Securities pursuant to the Exchange Agreement, if required by applicable law, rule or regulation, each such Registering Stockholder shall exchange its Exchange Securities for shares of Class A Common Stock or commit to make such exchange prior to the filing of the relevant Registration Statement (or such later time as may be permitted under applicable law, rule or regulation).

Section 2.05.      Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Stockholder holding Registrable Securities covered by a Registration Statement, its partners, Affiliates, stockholders, members, officers, directors, employees, partners and agents, and each Person, if any, who controls such Registering Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, “Stockholder Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any Stockholder Party for any Damages that are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by or on behalf of such Registering Stockholder expressly for use therein. The Company also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their respective officers and directors and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Stockholders provided in this Section 2.05.

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Section 2.06.      Indemnification by Registering Stockholders. Each Registering Stockholder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless (i) the Company, (ii) each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (iii) each other Registering Stockholder participating in any offering of Registrable Securities and (iv) the respective partners, Affiliates, stockholders, members, officers, directors, employees, partners and agents of each of the Persons specified in clauses (i) through (iii) from and against all Damages to the same extent as the foregoing indemnity from the Company to such Registering Stockholder, but only with respect to information furnished in writing by or on behalf of such Registering Stockholder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act). Each Registering Stockholder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their respective officers and directors and each Person who controls any underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company and the other Registering Stockholders provided in this Section 2.06. As a condition to including Registrable Securities in any Registration Statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold the Company harmless to the extent customarily provided by underwriters with respect to similar securities and offerings. No Registering Stockholder shall be liable under this Section 2.06 for any Damages in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) realized by such Registering Stockholder in the sale of Registrable Securities of such Registering Stockholder to which such Damages relate.

Section 2.07.      Conduct of Indemnification Proceedings. If any proceeding (including any investigation by any governmental authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.05 or 2.06, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the Indemnified Party shall have reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of a invoice setting forth such fees and expenses in reasonable detail. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent obligated herein) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

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Section 2.08.      Contribution. If the indemnification provided for in Section 2.05 or 2.06 is unavailable to the Indemnified Parties or insufficient in respect of any Damages caused by or relating to any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Free Writing Prospectus relating to the Registrable Securities (including any information that has been deemed to be a part of any prospectus under Rule 159 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Parties in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of the Damages referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth in Sections 2.05 and 2.06, any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.08, no Registering Stockholder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Registering Stockholder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Stockholder’s obligation to contribute pursuant to this Section 2.08 is several in the proportion that the net proceeds of the offering received by such Registering Stockholder bears to the net total proceeds of the offering received by all such Registering Stockholders and not joint.

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Section 2.09.      Participation in Public Offering. No Stockholder may participate in any Public Offering hereunder unless such Stockholder (i) agrees to sell such Stockholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10.      Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11.      Cooperation by the Company. At any time following the Initial Public Offering, if any Stockholder shall transfer, assign, sell, convey or otherwise dispose of any Registrable Securities pursuant to Rule 144, the Company shall reasonably cooperate (subject to the terms and conditions of the Certificate of Incorporation) with such Stockholder, provide to such Stockholder such information as such Stockholder shall reasonably request and make publicly available information necessary to permit sales pursuant to Rule 144 for so long as necessary.

Section 2.12.      Transfer of Registration Rights. The rights of a Stockholder under this Article 2 may be transferred or assigned in connection with a transfer of Registrable Securities provided that all of the following additional conditions are satisfied: (x) such transfer or assignment is effected in accordance with applicable securities laws, (y) the Company is given written notice by such transferor of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the amount of Registrable Securities with respect to which such rights are being transferred or assigned and (z) such transferee or assignee executes and delivers to the Company an agreement to be bound by this Agreement in the form of Exhibit A.

Section 2.13.      Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration, Piggyback Registration or Shelf Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not be on terms more favorable in the aggregate to such holder or prospective holder than this Agreement. The Company also represents and warrants to each Stockholder that it has not prior to the date of this Agreement entered into any agreement with respect to any of its securities granting any registration rights to any Person.

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Section 2.14.      Free Writing Prospectuses. Except for a prospectus relating to Registrable Securities included in a Registration Statement, an “Issuer Free Writing Prospectus” (as defined in Rule 433 under the Securities Act) or other materials prepared by the Company, each Registering Stockholder represents and agrees that it (i) shall not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, and (ii) has not distributed and will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.

Section 2.15.      Information from Registering Stockholders; Obligations of Registering Stockholders.

(a)                It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any Registering Stockholder that has requested inclusion of its Registrable Securities in any Registration Statement or related prospectus, as the case may be, that such Registering Stockholder shall take the actions described in this Section 2.15.

(b)               Each Registering Stockholder that has requested inclusion of its Registrable Securities in any Registration Statement shall (i) furnish to the Company (as a condition precedent to such Registering Stockholder’s participation in such registration) in writing such information with respect to such Registering Stockholder, its ownership of Company Securities and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Registering Stockholder not contain a material misstatement of fact or necessary to cause such Registration Statement or prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Registering Stockholder necessary in order to make the statements therein not misleading and (ii) comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of Registrable Securities.

(c)                Each Registering Stockholder shall promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, prospectus, Issuer Free Writing Prospectus or other Free Writing Prospectus regarding such Registering Stockholder untrue in any material respect or that requires the making of any changes in a Registration Statement, prospectus or Free Writing Prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such prospectus or Free Writing Prospectus.

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(d)               Each Registering Stockholder shall use commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement.

(e)                Each Stockholder agrees that no Stockholder shall be entitled to sell any Registrable Securities pursuant to a Registration Statement or to receive a prospectus relating thereto unless such Stockholder has furnished the Company with all information required to be included in such Registration Statement by applicable securities laws in connection with the disposition of such Registrable Securities as reasonably requested by the Company.

(f)                Notwithstanding anything to the contrary herein, no Registering Stockholder shall be required to make any representations or warranties to or agreements with the Company, the underwriters of any underwritten Public Offering, or any other Person in connection with a disposition of Registrable Securities other than representations, warranties or agreements regarding such Registering Stockholder, such Registering Stockholder's ownership of Registrable Securities and such Registering Stockholder's intended method of distribution of Registrable Securities.

ARTICLE 3
Board of Directors

Section 3.01.      Board of Directors.

(a)                Board Nominees. Immediately after the consummation of the Initial Public Offering, the Board shall initially consist of six directors. The Board may increase or decrease the number of Directors, subject to the rights of Holdings under this Agreement and Applicable Governance Rules, in accordance with the Charter and By-laws. Immediately after the consummation of the Initial Public Offering, of such six directors:

(i)                 the number of directors permitted to be designated by Holdings pursuant to Section 3.02 shall be those designated by Holdings (such persons, the “Holdings Nominees”); and

(ii)                two shall be independent directors permitted by SEC rules to serve on the Company’s audit committee after applicable phase-in periods have expired (such persons, the “Audit Committee Independent Directors”) who shall be designated by the Board and at least one of which shall be an audit committee financial expert under the NASDAQ Stock Market Rules or SEC rules as currently in effect.

In addition, within one year after the date of the initial listing of the Class A Common Stock on NASDAQ for the Initial Public Offering, one additional Audit Committee Independent Director shall be appointed.

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(b)               Holdings Nominees. With respect to any Holdings Nominees after the date of the Initial Public Offering, Holdings shall designate the Holdings Nominees by delivering to the Company its written statement at least (i) 10 days following their receipt of written notice from the Company to the Holdings notifying Holdings of the setting of the date of the first annual meeting after the date of the Initial Public Offering, in the case of the first annual meeting after the date of the Initial Public Offering, and (ii) 60 days prior to the one year anniversary of the preceding annual meeting, in the case of subsequent annual meetings, designating the Holdings Nominees and setting forth such Holdings Nominees’ business address, telephone number, facsimile number and e-mail address; provided, that if Holdings shall fail to deliver such written notice, Holdings shall be deemed to have nominated the Holdings Nominees previously designated. The Company hereby agrees that at each annual meeting of stockholders of the Company, subject to any rights of the holders of shares of any class or series of preferred stock of the Company, the Company shall ensure that the directors required to be nominated pursuant to this Article 3 shall be nominated at such annual meeting and shall use its reasonable best efforts to cause the Holdings Nominees to be elected to the Board.

(c)                Committees. The Board shall have a nominating and corporate governance committee, a compensation committee, an audit committee and such other committees as the Board may determine (collectively, the “Committees”). Subject to Section 3.02:

(i)                 the audit committee shall consist of at least three Audit Committee Independent Directors, subject to the exceptions provided by the applicable transition periods under Rule 10A-3 of the Exchange Act and the NASDAQ Stock Market Rules, and Holdings shall have the right to designate the members thereof; and

(ii)                each other Committee shall consist of at least three directors, and Holdings shall have the right to designate the members thereof;

provided, however, that: (i) the membership of each Committee shall meet the requirements of Applicable Governance Rules (after giving effect to applicable transition periods, if any), and (ii) each Committee shall have such additional members as the Board may determine, which determination shall be made on the recommendation of the nominating and corporate governance committee. Each Committee shall have such powers and responsibilities as the Board may from time to time authorize.

(d)               Removal and Replacement of Directors. If a vacancy is created on the Board or a Committee as a result of the death, disability, retirement, resignation or removal of any Holdings Nominee, then Holdings shall have the right to designate such person’s replacement. No Holdings Nominee shall be required to resign or be removed from the Board or any committee thereof as a result of a decrease in the size of the Board or any committee thereof, except as required by Applicable Governance Rules.

Section 3.02.      Reduction and Termination of Holdings’ Rights.

(a)                Board Nominees. Notwithstanding anything to the contrary in this Agreement, after the Initial Public Offering the number of Holdings Nominees that may be designated by Holdings or any Person designated by Holdings pursuant to Section 3.01(a)(i) shall be reduced and the number of other directors shall be increased, based on the percentage of the total Shares of the Company then beneficially owned by the MacAndrews Stockholders so that the Holdings Nominees constitute:

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(i)                a majority of the directors on the Board (and if the number of directors on the Board is even, one director more than 50% of the number of directors on the Board) if the MacAndrews Stockholders beneficially own greater than 50% of the outstanding Shares of the Company;

(ii)               one less than a majority of the directors on the Board (and if the number of directors on the Board is even, 50% of the number of directors on the Board) if the MacAndrews Stockholders beneficially own greater than 25% but less than 50% of the outstanding Shares of the Company;

(iii)             one-third of the directors on the Board (rounded down to the nearest whole number) if the MacAndrews Stockholders beneficially own greater than 10% but less than 25% of the outstanding Shares of the Company; and

(iv)             no directors if the MacAndrews Stockholders beneficially own less than 10% of the outstanding Shares of the Company.

Holdings shall cause the appropriate number of Holdings Nominees to resign as required to comply with this Section 3.02 upon the earlier to occur of (i) the date on which the current term of the resigning Holdings Nominee ends, and (ii) 12 months from the occurrence of such event. To the extent deemed reasonably necessary by the Board to comply with Applicable Governance Rules (including with respect to composition of committees), Holdings shall designate Independent Directors as Holdings Nominees; provided that directors who are affiliated with a MacAndrews Party shall not be automatically deemed not to be Independent Directors.

(b)               Committees. Notwithstanding anything to the contrary in this Agreement, if the MacAndrews Stockholders beneficially own less than 25% of the outstanding Shares of the Company, Holdings shall cease to have the rights to designate members of Committees pursuant to Section 3.01(c).

ARTICLE 4
Termination

Section 4.01.      Termination. This Agreement shall terminate when the MacAndrews Stockholders beneficially own less than 2.5% of the outstanding Shares; provided, however, that any Stockholder that ceases to own beneficially any Registrable Securities shall cease to be bound by the terms hereof other than (i) Sections 2.05, 2.06, 2.07, 2.08 and 2.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Registrable Securities) and (ii) Sections 5.01, 5.02 and 5.04 through 5.12.

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ARTICLE 5
Miscellaneous

Section 5.01.      Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)               Subject to Section 2.12, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party.

(c)                Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(d)               if and to the extent Holdings is dissolved or liquidated, the MacAndrews Stockholders holding Shares shall be the successors of Holdings, and references to “Holdings” herein shall be references to such successors of Holdings, collectively, and the Company shall (and shall cause its Subsidiaries to) enter into such amendments and supplements hereto to effectuate the intent of this Section 5.01(d).

Section 5.02.      Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or electronic transmission) and shall be given,

if to the Company, to:

vTv Therapeutics Inc.
4170 Mendenhall Oaks Pkwy

High Point, NC 27265

Attention: Stephen L. Holcombe

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas

New York, NY 10019

Facsimile: (212) 492-0052
Attention: Lawrence G. Wee, Esq.

if to Holdings, to:

c/o MacAndrews & Forbes Incorporated

35 East 62nd Street

New York, NY 10065

Facsimile: (212) 572-5695

Attention: Paul G. Savas

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or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

Section 5.03.      Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and Stockholders holding more than 50% of the remaining Registrable Securities; provided that any amendment or waiver of the provisions of Article 3, to the extent adverse in any respect to Holdings, shall require the written consent of Holdings. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.04.      Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders pursuant to Article 3 hereto. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the choice of law or conflicts of law provisions that would indicate the applicability of the laws of any other jurisdiction.

Section 5.05.      Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 5.06.      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 5.07.      Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 5.08.      Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each initial party hereto shall have received a counterpart hereof signed by all of the other initial parties hereto. Until and unless each initial party has received a counterpart hereof signed by the other initial parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 5.09.      Entire Agreement. This Agreement, together with the Schedules and Exhibit hereto and any documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 5.10.      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.11.      Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

Section 5.12.      Certificate of Incorporation Supersedes. Nothing in this Agreement is intended to conflict with any provision of the Charter or By-laws, each in effect on the date hereof and, in the event of any such conflict, the applicable provisions of the Charter or By-laws shall supersede the conflicting provision of this Agreement. Except as provided in Article 3, nothing in this Agreement is intended to limit or restrict in any manner whatsoever, the rights or powers of the Company under the Charter or By-laws and the exercise of any such right or power by the Company shall not be, and shall not be construed to be, a breach or violation of, or a default under, this Agreement or any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VTV THERAPEUTICS INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

VTV THERAPEUTICS HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

EXHIBIT A

JOINDER TO INVESTOR RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Investor Rights Agreement dated as of _________, 2015 (the “Investor Rights Agreement”) among vTv Therapeutics Inc. and the other parties thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Investor Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Investor Rights Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Investor Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investor Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

SCHEDULE 1

Plan of Distribution

A selling stockholder may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:

(a)	enter into transactions involving short sales of the shares of Class A common stock by underwriters, brokers, dealers or third parties;

(b)	itself sell short Class A common stock and deliver the shares to close out any short positions;

(c)	enter into options, forwards or other transactions that require the selling stockholder to deliver Class A common stock to an underwriter, broker, dealer or other third party who may then resell or otherwise transfer that common stock under this prospectus; or

(d)	loan or pledge shares of Class A common stock to an underwriter, broker, dealer or other third party who may sell the loaned shares or, in an event of default, sell the pledged shares.